UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 3, 2010
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
As previously disclosed on Blue Nile Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2010, Marc Stolzman resigned his position as Blue Nile’s Chief Financial Officer effective November 24, 2010 (the “Separation Date”).
On December 3, 2010, Blue Nile entered into a Separation Agreement (the “Agreement”) with Stolzman. In accordance with the terms of the Agreement, conditioned upon Stolzman’s continued performance of his obligations under the Agreement, he will receive: (1) a lump sum payment of $125,000 payable on December 31, 2010, and (2) a monthly payment equal to his COBRA premiums for that month (including premiums for Stolzman and his eligible dependents who elect to remain enrolled in the COBRA coverage), for a number of months equal to the lesser of (i) the duration of the period in which he and his eligible dependents are eligible for and enrolled in COBRA coverage (and not otherwise covered by another employer’s group health plan), and (ii) six (6) months.
The Agreement further provides that: (i) Stolzman’s participation in all equity compensation, incentive compensation and all other compensation plans, programs and agreements shall terminate effective as of the Separation Date, and (ii) Stolzman is not entitled to any compensation and benefits from and after the Separation Date, except as provided in the Agreement, and any vested right he may have under the Blue Nile 401(k) Plan. In the Agreement, Stolzman also provided a general release of claims against the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Severance Agreement between Blue Nile, Inc. and Marc Stolzman, dated December 3, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
	By:	/s/ Vijay Talwar
Vijay Talwar
Dated: December 9, 2010		Senior Vice President and General Manager of International and Chief Financial Officer (Principal Accounting and Financial Officer)